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                                                               Exhibit 99.h.7

                                   SCHEDULE A
                             TO THE TRANSFER AGENCY
                              AND SERVICE AGREEMENT
                                      DATED
                                  JULY 13, 2001


HighMark California Tax-Free Money Market Fund  (Fiduciary and Retail Shares)

HighMark Diversified Money Market Fund  (Fiduciary and Retail Shares)

HighMark U.S. Government Money Market Fund  (Fiduciary and Retail Shares)

HighMark 100% U.S. Treasury Money Market Fund  (Fiduciary and Retail Shares)

HighMark Balanced Fund  (Fiduciary and Retail Shares)

HighMark Growth Fund  (Fiduciary and Retail Shares)

HighMark Large Cap Value Fund (formerly, Income Equity Fund)
  (Fiduciary and Retail Shares)

HighMark Bond Fund  (Fiduciary and Retail Shares)

HighMark Value Momentum Fund  (Fiduciary and Retail Shares)

HighMark International Equity Fund  (Fiduciary and Retail Shares)

HighMark California Intermediate Tax Free Bond Fund
  (Fiduciary and Retail Shares)

HighMark Small Cap Value Fund  (Fiduciary and Retail Shares)

HighMark Core Equity Fund  (Fiduciary and Retail Shares)

HighMark Small Cap Growth Fund  (Fiduciary and Retail Shares)